Exhibit 24.3
POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Kimberly J. Popovits, G.
Bradley Cole and Jason W. Radford, or any of them signing singly, and with full power of substitution, the
undersigned's true and lawful attorneyinfact to:
(1)  prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S.
Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents
necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the
SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934
or any rule or regulation of the SEC;
(2)  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of
Genomic Health, Inc., a Delaware corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of
the Securities Exchange Act of 1934 and the rules thereunder;
(3)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and
timely file such form with the SEC and any stock exchange or similar authority;
and
(4)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such
attorneyinfact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being
understood that the documents executed by such attorneyinfact on behalf of the undersigned pursuant to this Power
of Attorney shall be in such form and shall contain such terms and conditions as such attorneyinfact may approve in
such attorneyinfact's discretion.
The undersigned hereby grants to each such attorneyinfact full power and authority to do and perform any and every
act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers
herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full
power of substitution or revocation, hereby ratifying and confirming all that such attorneyinfact, or such
attorneyinfact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and
the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneysinfact, in serving in
such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,
4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless
earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneysinfact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of April,
2019.
     /s/ Torsten Hoof
______________________________________________
Signature

         Torsten Hoof
______________________________________________
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